Exhibit 4-2



                                          AMENDMENT NUMBER ONE

                                                   to

$1,000,000,000

REVOLVING CREDIT AGREEMENT

dated as of December 1, 1993

between

GANNETT CO., INC.

and

CHEMICAL BANK, FIRST INTERSTATE BANK OF CALIFORNIA,
MARINE MIDLAND BANK, MORGAN GUARANTY TRUST COMPANY,
 NATIONSBANK OF NORTH CAROLINA, N.A.,
 TORONTO DOMINION (TEXAS), INC.,
THE FIRST NATIONAL BANK OF CHICAGO, BANK OF AMERICA NT&SA,
BANK OF HAWAII, THE BANK OF NOVA SCOTIA, CRESTAR BANK,
NBD BANK, N.A., ROYAL BANK OF CANADA,
CITIBANK, N.A., CREDIT LYONNAIS CAYMAN ISLAND BRANCH,
 THE SANWA BANK, LIMITED, WACHOVIA BANK OF GEORGIA, N.A.,
CHASE MANHATTAN BANK, N.A., THE FIRST NATIONAL BANK OF MARYLAND,
THE FUJI BANK, LIMITED and THE NORTHERN TRUST COMPANY

                                            GANNETT CO., INC.

                                          Amendment Number One
                                                   to
                                             $1,000,000,000
                                       Revolving Credit Agreement


         This Amendment is made as of August 1, 1994 between Gannett Co., Inc., a Delaware corporation ("Gannett") and the Banks signatory hereto (each called a "Bank" and collectively the "Banks").

         Gannett entered into a Revolving Credit Agreement with the Banks dated December 1, 1993 (the "Agreement"). Gannett and the Banks wish to amend the Agreement to increase the aggregate commitment to $1,500,000,000, extend the Expiration Date and modify the Facility Fee.

         The parties agree as follows:

         1. The terms "this Agreement," "hereunder," "herein" and similar references in the Agreement shall be deemed to refer to the Agreement as amended hereby.

         2. The definition of "Expiration Date" in Section 1 of the Agreement is amended to read in its entirety as follows:

              "Expiration Date" shall mean August 1, 1999.

         3.   Section 2(a) shall be amended to read in its entirety as follows:

              2(a). Facility Fee. Gannett will pay to each Bank pro rata, as consideration for the Bank's Commitment hereunder, a facility fee (the "Facility Fee") consisting of a fee calculated at the rate of nine Basis Points per annum or after Credit Rating Adjustment A, a fee calculated at the rate of 12.5 Basis Points per annum or after Credit Rating Adjustment
B, a fee calculated at the rate of 17.5 Basis Points per annum, computed pursuant to Section 3(g) from (and including) August 1, 1994 payable quarterly on each November 1, February 1, May 1 and August 1, after the date of Amendment Number One, commencing with the first payment due on November 1, 1994, and on (but excluding for purposes of calculating the Facility Fee) the Expiration Date, for the preceding period for which such Facility Fee has not been paid.

         4. Schedule 1 shall be amended to read in its entirety as set forth in Schedule 1 to this Amendment Number One.

         5. Gannett and the Banks agree that as of the date of this Amendment Number One, the $500,000,000 Revolving Credit Agreement dated as of December 1, 1993 among them is terminated without further notice.

         6. The terms of this Agreement shall be in addition to and shall in no way impair the full force and effect of the Agreement (except as specifically herein amended). The Facility Fee accrued under the Agreement for the period prior to August 1, 1994 shall be paid on August 1, 1994.

         7. This Amendment may be executed by the parties in as many counterparts as may be deemed necessary and convenient, and by the different parties on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                                            GANNETT CO., INC.

                                            By:  s/ Gracia C. Martore

                                                 Name:    Gracia C. Martore
                                                 Title:   Vice President/
                                                          Treasury Services


                                            CHEMICAL BANK

                                            By:  s/ John C. Coffin

                                                 Name:    John C. Coffin
                                                 Title:   Vice President

                                            FIRST INTERSTATE BANK OF CALIFORNIA

                                            By:  s/ Clark Wilcox

                                                 Name:    Clark Wilcox
                                                 Title:   Vice President


                                            MARINE MIDLAND BANK

                                            By:  s/ Paul E. Willsey

                                                 Name:    Paul E. Willsey
                                                 Title:   Administrative
                                                          Vice President

                                            MORGAN GUARANTY TRUST COMPANY

                                            By:  s/ Michael Y. Leder

                                                 Name:    Michael Y. Leder
                                                 Title:   Vice President


                                            NATIONSBANK OF NORTH CAROLINA, N.A.

                                            By:  s/ Lawrence Saunders

                                                 Name:    Lawrence Saunders
                                                 Title:   Vice President


                                            TORONTO DOMINION (TEXAS), INC.

                                            By:  s/ Carole Clause

                                                 Name:    Carole Clause
                                                 Title:   Vice President


                                            THE FIRST NATIONAL BANK OF CHICAGO

                                            By:  s/ Ted Wozniak

                                                 Name:    Ted Wozniak
                                                 Title:   Vice President


                                            BANK OF AMERICA NT&SA

                                            By:  s/ Nancy L. Sun

                                                 Name:    Nancy L. Sun
                                                 Title:   Vice President


                                            BANK OF HAWAII

                                            By:  s/ Curtis Chin
                                                    (as attorney-in-fact)

                                                 Name:    Henry G. Montgomery
                                                 Title:   Vice President


                                            THE BANK OF NOVA SCOTIA

                                            By:  s/ James N. Tryforos

                                                 Name:    James N. Tryforos
                                                 Title:   Authorized Signatory


                                            CRESTAR BANK

                                            By:  s/ Daniel J. O'Neill, Jr.

                                                 Name:    Daniel J. O'Neill, Jr.
                                                 Title:   Vice President


                                            NBD BANK, N.A.

                                            By:  s/ L. E. Schuster

                                                 Name:    L. E. Schuster
                                                 Title:   Vice President


                                            ROYAL BANK OF CANADA

                                            By:  s/ Barbara E. Meijer

                                                 Name:    Barbara E. Meijer
                                                 Title:   Manager


                                            CITIBANK, N.A.

                                            By:  s/ Eric Huttner
                                                    (as attorney-in-fact)

                                                 Name:    Thomas D. Stott
                                                 Title:   Vice President


                                            CREDIT LYONNAIS CAYMAN ISLAND BRANCH

                                            By:  s/ Mark A. Campellone

                                                 Name:    Mark A. Campellone
                                                 Title:   Authorized Signature


                                            THE SANWA BANK, LIMITED

                                            By:  s/ Peter J. Pawlak

                                                 Name:    Peter J. Pawlak
                                                 Title:   Vice President and
                                                          Senior Manager

                                            WACHOVIA BANK OF GEORGIA, N.A.

                                            By:  s/ David L. Gaines

                                                 Name:    David L. Gaines
                                                 Title:   Senior Vice President


                                            CHASE MANHATTAN BANK, N.A.

                                            By:  s/ Diana Lauria

                                                 Name:    Diana Lauria
                                                 Title:   Vice President


                                            THE FIRST NATIONAL BANK OF MARYLAND

                                            By:  s/ Mary Ann Facente

                                                 Name:    Mary Ann Facente
                                                 Title:   Vice President


                                            THE FUJI BANK, LIMITED

                                            By:  s/ Norimasa Kuroda

                                                 Name:    Norimasa Kuroda
                                                 Title:   Joint General Manager


                                            THE NORTHERN TRUST COMPANY

                                            By:  s/ David L. Love

                                                 Name:    David L. Love
                                                 Title:   Commercial Banking
                                                          Officer

SCHEDULE 1


                                         COMMITMENTS OF THE BANKS



NAME, ADDRESS AND TELEPHONE                                    COMMITMENT AMOUNT
NUMBER OF BANK

Chemical Bank                                                       $100,000,000
270 Park Avenue
New York, NY 10017
Telecopy:    212-270-2112

First Interstate Bank of California                                  100,000,000
885 Third Avenue
New York, NY  10022-4802
Telecopy:    212-593-5238

Marine Midland Bank                                                  100,000,000
One Marine Midland Plaza
Rochester, New York  14639
Telecopy:   716-238-7140

Morgan Guaranty Trust Company                                        100,000,000
60 Wall Street, 22nd Floor
New York, NY  10260
Telecopy:    212-648-5018

NationsBank of North Carolina, N.A.                                  100,000,000
6610 Rockledge Drive, 1st Floor
Bethesda, MD  20817-1876
Telecopy:  301-571-0719

Toronto Dominion (Texas), Inc.                                       100,000,000
909 Fannin, Suite 1700
Houston, TX  77010
Telecopy:   713-951-9921

     With a copy to:

     The Toronto-Dominion Bank
     31 West 52nd Street
     New York, NY  10019-6101
     Telecopy:  212-262-1926

The First  National  Bank                                             85,000,000
  of Chicago
One First National Plaza
Mail Suite 0374
Chicago,  IL   60670-0083
Telecopy:    312-732-3885

Bank of America NT&SA                                                 85,000,000
Attn:  Nina Lemmer
1850 Gateway Blvd.
Concord, CA  94520
Telecopy:  510-675-7531 or 7532

   With a copy to:

   Bank of America NT&SA
   335 Madison Avenue
   New York, NY  10017
   Telecopy:  212-503-7173

Bank of Hawaii                                                        85,000,000
130 Merchant Street, 20th Floor
Honolulu, HI  96813
Telecopy:    808-537-8301

The Bank of Nova  Scotia                                              65,000,000
New York Agency
1 Liberty Plaza, 26th Floor
New York, NY  10006
Telecopy:  212-225-5090 or 5091

Crestar Bank                                                          65,000,000
1445 New York Avenue, N.W.
Washington, DC  20005
Telecopy:  202-879-6137

NBD Bank, N.A.                                                        65,000,000
611 Woodward
Detroit, MI  48226
Telecopy:   313-225-2649

Royal Bank of Canada                                                  65,000,000
c/o Grand Cayman (North America #1)
New York Operations Center
Pierrepont Plaza
300 Cadman Plaza West
Brooklyn, NY  11201-2701
Telecopy:    718-522-6292

Citibank, N.A.                                                        50,000,000
399 Park Avenue
New York, NY  10043
Telecopy:   212-793-6873

Credit Lyonnais                                                       50,000,000
Cayman Island Branch
1301 Avenue of the Americas
New York, NY  10019
Telecopy:    212-459-3179

The Sanwa  Bank,  Limited                                             50,000,000
Atlanta Agency
Georgia-Pacific Center
Suite 4750
133 Peachtree Street, N.E.
Atlanta, GA  30303
Telecopy:    404-589-1629

Wachovia Bank of Georgia, N.A.                                        65,000,000
191 Peachtree Street, N.E.
Atlanta, GA  30303
Telecopy:    404-332-6898

Chase Manhattan Bank, N.A.                                            40,000,000
One Chase Square
Corp. Industries Dept.
Tower 9
Rochester, NY  14643
Telecopy:    716-258-4258

The First National Bank of Maryland                                   40,000,000
1800 K Street, N.W., Suite 1010
Washington, DC  20006
Telecopy:  202-775-4838

The Fuji Bank, Limited                                                40,000,000
2 World Trade Center, 79th Floor
New York, NY  10048
Telecopy:  212-912-0516

The Northern Trust Company                                            50,000,000
50 South  LaSalle  Street - B11
Chicago, IL  60675
Telecopy:    312-444-3508

                             TOTAL                                $1,500,000,000